                                                                    EXHIBIT 3.04

                                                 1388591
                                                 ENDORSED
                                                   FILED
                                         in the office of the Secretary
                                         of State of the State of California
                                                 OCT 10 1986
                                         MARCH FONG EU, Secretary of State

                          ARTICLES OF INCORPORATION OF
                                ATEP RADIO, INC.
                                ----------------

     ONE:               The name of this Corporation is ATEP RADIO, INC.

     TWO: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in this state of the Corporation's initial agent for service of process is Eric H. Halvorson, 2310 Ponderosa Drive, Suite 29, Camarillo, California 93010.

     FOUR: The total number of shares which the Corporation is authorized to issue is one hundred thousand (100,000).

     Dated:  October 9, 1986

                                            Eric H. Halvorson
                                            -----------------
                                            Eric H. Halvorson
                                            Sole Incorporator

     I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.

                                            Eric H. Halvorson
                                            -----------------
                                            Eric H. Halvorson
                                            Sole Incorporator